EXHIBIT 99

NEWS RELEASE


FOR IMMEDIATE RELEASE                      Contact:  John W. Conlon
---------------------                                Chief Financial Officer
August 8, 2002                                       (740) 373-3155



                            PEOPLES BANCORP DECLARES
                             THIRD QUARTER DIVIDEND
                  --------------------------------------------

         MARIETTA, Ohio - The Board of Directors of Peoples Bancorp Inc. (Nasdaq: PEBO) today declared a quarterly dividend of $0.15 per share.
         The third quarter dividend payout of approximately $1.2 million on an estimated 7.9 million shares is payable October 1, 2002, to shareholders of record at September 13, 2002.
         Peoples Bancorp Inc., a diversified financial products and services company with $1.3 billion in assets, offers a complete line of banking, investment, insurance, and trust solutions through Peoples Bank's 45 sales offices and 28 ATM's in Ohio, West Virginia, and Kentucky. Peoples' common shares are traded on the NASDAQ national market under the symbol "PEBO" and a member of the Russell 3000 index of US publicly traded companies. Learn more about Peoples or enroll in Peoples OnLine Connection, Peoples' award winning Internet banking product, at www.peoplesbancorp.com.

                                 END OF RELEASE